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[LOGO]                                             [LOGO]
                                                   21062 Bake Parkway, Suite 200
NEWS RELEASE                                       Lake Forest, CA 92630
------------                                       888-822-2660
    CONTACT:                                       Fax: (949) 597-0662
    Norris Battin
    The Cooper Companies, Inc.
    ir@coopercompanies.com
    FOR IMMEDIATE RELEASE

       COOPERSURGICAL ENTERS INTO AN EXCLUSIVE AGREEMENT WITH WELCH ALLYN
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LAKE FOREST, Calif., June 14, 2001 -- The Cooper Companies, Inc. (NYSE:COO)
announced today that their women's healthcare business, CooperSurgical (CSI) has completed a supply agreement with Welch Allyn to provide private labeled medical devices and disposable products for sale and distribution. The agreement provides CooperSurgical with a presence in the extensive general practice and family practice markets in the U.S. as well as in select international markets. CSI will continue to concentrate its direct sales force efforts on the Ob/Gyn specialty and will look to Welch Allyn to increase coverage to other primary care physicians offering women's health services. CSI anticipates that the benefits of the supply agreement will be seen in increased revenues in 2002 and beyond.

A. Thomas Bender, Cooper's Chief Executive Officer, said, "We are very pleased to broaden the depth of distribution for our Ob/Gyn products with a company of the caliber and reach of Welch Allyn. This supply agreement further strengthens our plans to deliver revenue growth in the 15 to 18 percent range both this year and next year together with earnings per share in the range of $2.38 to $2.42 this year and $2.80 to $2.88 for our next fiscal year. We are half way through our third fiscal quarter and remain confident with mid teen sales growth at both CooperVision and CSI."

Forward-Looking Statements
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Some of the information included in this news release contains "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements regarding anticipated growth in our revenue, anticipated market conditions and results of operations. To identify forward-looking statements look for words like "believes," "expects," "may," "will," "should," "seeks," "intends," "plans," "estimates" or "anticipates" and similar words or phrases. Discussions of strategy, plans or intentions often contain forward-looking statements. These, and all forward-looking statements, necessarily depend on assumptions, data or methods that may be incorrect or imprecise.




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Events, among others, that could cause actual results and future actions to differ materially from those described in forward-looking statements include major changes in business conditions, a major disruption or other production issues at our manufacturing facilities, new competitors or technologies, the impact of an undetected virus on our computer systems, acquisition integration delays or costs, foreign currency exchange exposure, investments in research and development and other start-up projects, dilution to earnings per share from acquisitions or issuing stock, regulatory issues, significant environmental cleanup costs above those already accrued, litigation costs including any related settlements, costs of business divestitures, the requirement to provide for a significant liability or to write off a significant asset, changes in accounting principles or estimates, and other factors described in our Securities and Exchange Commission filings, including the "Business" section in our Annual Report on Form 10-K for the year ended October 31, 2000. We caution investors not to rely on forward-looking statements. They reflect our analysis only on their stated date or the date of this news release. We disclaim any intent to update these forward-looking statements.

The Cooper Companies, Inc. and its subsidiaries develop, manufacture and market specialty healthcare products. CooperVision, Inc., headquartered in Lake Forest, Calif., with manufacturing facilities in Huntington Beach, Calif., Rochester, N.Y., Toronto, Hamble, England and Helsinki, Finland markets a broad range of contact lenses for the vision care market. Its Web site is www.coopervision.com. CooperSurgical, Inc., headquartered in Shelton, Conn., markets diagnostic products, surgical instruments and accessories for the gynecological market. Its Web site is www.coopersurgical.com. The Company's corporate offices are located in Lake Forest and Pleasanton, Calif. A toll free interactive telephone system at 1-800-334-1986 provides stock quotes, recent press releases and financial data. The Cooper Companies Web address is www.coopercos.com.

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